                                                                 EXHIBIT 10.16

                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of June 25, 2004

                                      among

                                  NALCO COMPANY
                                       and
                          NALCO ENERGY SERVICES, L.P.,

                                   as Sellers

                                 NALCO COMPANY,

                                 as Seller Agent

                                       and

                              NALCO RECEIVABLES LLC

                                    as Buyer

                                TABLE OF CONTENTS

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ARTICLE I.           DEFINITIONS..................................................................................1

         SECTION 1.01.         Certain Defined Terms, Incorporation of Definitions from Receivables

         SECTION 4.02.         Representations and Warranties of the Buyer. The Buyer represents and

                                       i

EXHIBITS AND SCHEDULES

SCHEDULE I                 Notice Addresses
SCHEDULE II                Litigation Disclosure
SCHEDULE III               Taxes
EXHIBIT A                  Lock-Box Banks and Concentration Account Bank
EXHIBIT B                  Form of Intercompany Note
EXHIBIT C                  Trade Names and Former Names; Taxpayer Identification Number and Organizational
                           Identification Number

                                       ii

                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of June 25, 2004

         NALCO COMPANY, a Delaware corporation ("Nalco Company") and NALCO
ENERGY SERVICES, L.P., a Delaware limited partnership (each a "Seller" and, collectively, the "Sellers"), NALCO COMPANY, as Seller Agent, and NALCO
RECEIVABLES LLC, a Delaware limited liability company (the "Buyer"), agree as follows:

                             PRELIMINARY STATEMENTS.

             (1) The Sellers intend to sell irrevocably all of their
respective right, title and interest in, to and under the Receivables and the
Receivables Property now existing or hereafter created to the Buyer on the terms and subject to the conditions set forth in this Agreement;

            (2) The Buyer desires to purchase irrevocably all of the
Sellers' right, title and interest in, to and under the Receivables and the
Receivables Property now existing or hereafter created from the Sellers on the terms and subject to the conditions set forth in this Agreement;

          (3) The Sellers and the Buyer intend that the transfer of the
Receivables and the Receivables Property from the Sellers to the Buyer be a true sale (and not a secured financing) providing the Buyer with the full benefits of ownership of the Receivables and the Receivables Property;

          (4) To obtain the necessary funds to purchase the Receivables and Receivables Property, the Buyer has entered into the Receivables Transfer
Agreement, pursuant to which it will sell an undivided interest in the
Receivables and Receivables Property to the Transferees; and

          (5) Nalco Company has been appointed to act as the Collection
Agent in respect of the Purchased Receivables, and each Seller has been appointed to act as Sub-Collection Agent in respect of the Purchased Receivables originated by such Seller, in each case pursuant to the Receivables Transfer
Agreement.

           NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

         SECTION 1.01. Certain Defined Terms, Incorporation of Definitions from
Receivables Transfer Agreement. Capitalized terms used and not otherwise defined herein have the meanings specified in the Receivables Transfer Agreement (as defined below). The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Agreement" means this Receivables Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Aggregate Purchase Price" has the meaning specified in Section
2.04(c).

         "Cash Payments" has the meaning specified in Section 2.04(c).

         "Closing Date" means June 25, 2004 or, if later, the first date on which the conditions precedent set forth in Section 3.01 are satisfied.

         "Collection Agent" means Nalco Company in its capacity as collection agent under the Receivables Transfer Agreement, and any successor thereto in such capacity.

         "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Deemed Collections, Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

         "Contract" means an agreement or invoice pursuant to or under which an
Obligor shall be obligated to pay for merchandise purchased or services rendered.

         "Cut-Off Date" means June 18, 2004.

         "Discount" means, in respect of each Purchase, the Discount Percentage multiplied by the Outstanding Balance of the Receivables that are the subject of such Purchase.

         "Discount Percentage" shall mean, as of any Purchase Date, the percentage obtained from the following formula (all determined by the Buyer as of the related Purchase Date):

                             (LR + ACRP + ASFP + AP)

         Where

         LR    =    the product of (i) 1.1 and (ii) the average
                    Loss-to-Liquidation Ratio for the three (3) Monthly
                    Settlement Periods immediately preceding such Purchase Date.

         ACRP  =    the "Adjusted Carrying Cost Reserve Percentage", defined as the ratio (expressed as a percentage) obtained by dividing
                    (a) the product of (i) the average of the DSO for the three
                    (3) Monthly Settlement Periods immediately preceding such
                    Purchase Date (the "Average DSO") and (ii) the Base Rate as
                    of the most recent Monthly Settlement Period by (b) 365.

         ASFP  =    the "Adjusted Servicing Fee Percentage", defined as the
                    ratio (expressed as a percentage) obtained by dividing (a)
                    the product of the Average DSO times the Servicing Fee
                    Percentage, by (b) 360.

         AP    =    the "Additional Percentage," defined as 0.10%.

provided that none of the elements of the above-referenced formula, in respect of any purchase of Receivables, will be adjusted following the related Purchase
Date.

For the initial period from and including the Closing Date to but excluding the first Monthly Report Date, the Discount Percentage will be 98.865%.

         "ERISA Event" means (a) any Reportable Event; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in
Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an
application for a waiver of the minimum funding standard with respect to any
Plan; (d) the incurrence by any Seller, a Subsidiary of any Seller or any ERISA
Affiliate of any Seller of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Seller, a Subsidiary of any
Seller or any ERISA Affiliate of any Seller from the Pension Benefit Guaranty
Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section
4042 of ERISA; (f) the incurrence by any Seller, a Subsidiary of any Seller or any ERISA Affiliate of any Seller of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Seller, a Subsidiary of any Seller or any ERISA Affiliate of any
Seller of any notice, or the receipt by any Multiemployer Plan from any Seller, any such Subsidiary or any such ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of
Title IV of ERISA.

         "Incipient Termination Event" means an event that but for notice or lapse of time or both would constitute a Termination Event.

         "Indemnified Amounts" has the meaning specified in Section 8.01.

         "Indemnified Parties" has the meaning specified in Section 8.01.

         "Intercompany Note" has the meaning specified in Section 2.08(a).

         "Loss-to-Liquidation Ratio" means, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, the ratio
(expressed as a percentage) of (i) the aggregate Outstanding Balance of all
Receivables that became Charged-Off Receivables during the immediately preceding
Monthly Settlement Period to (ii) the aggregate amount of Collections of
Receivables actually received during the immediately preceding Monthly
Settlement Period.

         "Modified Aggregate Purchase Price" has the meaning specified in
Section 2.04(c).

         "Multiemployer Plan" means a multiemployer plan as defined in Section
4001(a)(3) of ERISA to which any Seller, a Subsidiary of any Seller or any ERISA
Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code

Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Non-Payment Event" has the meaning specified in Section 2.01(b).

         "Obligor" means a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means any employee pension benefit plan (other than a
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section
412 of the Code and in respect of which any Seller, a Subsidiary of any Seller or any ERISA Affiliate is (or, if such plan were terminated, would under Section
4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of
ERISA.

         "Purchase" means a purchase by the Buyer of Receivables from a Seller pursuant to Article II.

         "Purchase Date" means each day on which a Purchase is made pursuant to
Article II.

         "Purchased Receivable" means any Receivable which is purchased by the
Buyer pursuant to Article II.

         "Purchase Price" for any Purchase pursuant to Article II means an amount equal (a) to the Outstanding Balance of the Receivables that are the subject of such Purchase, minus (b) the Discount for such Purchase.

         "Purchase Price Credit" has the meaning specified in Section 2.03.

         "Purchase Settlement Period" has the meaning specified in Section
2.04(c).

         "Receivable" means the indebtedness owed to a Seller by an Obligor under a Contract whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services by such Seller, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto.

         "Reportable Event" means any reportable event as defined in Section
4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA
Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m)
or (o) of Section 414 of the Code).

         "Receivables Property" has the meaning specified in Section 2.01(a).

         "Receivables Transfer Agreement" means that certain Receivables
Transfer Agreement, dated as of June 25, 2004, among the Buyer, the Collection
Agent, the Administrative Agent and the several transferees and funding agents parties thereto from time to time, as amended, restated or otherwise modified from time to time.

         "Records" has the meaning specified in Section 2.05(a).

         "Related Security" with respect to any Receivable shall mean the rights of the related Seller in, to and under:

         (a) all of such Seller's interest, if any, in the merchandise
(including returned or repossessed merchandise), if any, the sale of which by such Seller gave rise to such Receivable excluding any of the foregoing which secures Indebtedness under the Credit Agreement;

         (b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Receivable;

         (c) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other Agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

         (d) all Records related to such Receivable; and

         (f) all Proceeds of any of the foregoing.

         "Seller Addition Date" has the meaning specified in Section 3.04.

         "Seller Agent" means Nalco Company, in its capacity as agent for the
Sellers hereunder.

         "Settlement Date" means each Reporting Date.

         "Termination Date" means, with respect to any Seller, the earliest of
(i) the "Termination Date" under and as defined in the Receivables Transfer
Agreement, (ii) the date on which the Termination Date is declared or automatically occurs with respect to such Seller pursuant to Section 7.01 and
(iii) the date specified by such Seller pursuant to Section 2.04(c)(ii) or
Section 9.14 on which such Seller shall cease to sell Receivables to the Buyer hereunder.

         "Termination Event" has the meaning specified in Section 7.01.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the UCC in the State of New York, as in effect on the date hereof and not specifically defined herein, are used herein as defined in such Article
9. Unless otherwise expressly indicated, all references herein to "Article,"
"Section," "Schedule" or "Exhibit" means articles and sections of, and schedules and exhibits to, this Agreement. Headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         ARTICLE II. AMOUNTS AND TERMS OF PURCHASES

         SECTION 2.01. Agreement to Purchase. (a) Upon the terms and subject to the conditions hereof, each Seller hereby sells, assigns, transfers and conveys to the Buyer, without recourse (except to the limited extent provided herein), all its respective present and future right, title and interest in, to and under:

              (i) all Receivables existing on the Closing Date with respect to such Seller and thereafter arising from time to time until the Termination
    Date with respect to such Seller;

              (ii) all Collections with respect thereto; and

              (iii) all Related Security with respect thereto

(the property described in the foregoing clauses (ii) and (iii) are hereinafter collectively referred to as the "Receivables Property"). Subject to the terms and conditions set forth herein, the Buyer hereby agrees to purchase the
Receivables and Receivables Property of each Seller from time to time until the
Termination Date with respect to such Seller.

         (b) On the Closing Date and on the date of creation of each newly arising Receivable, all of such Seller's right, title and interest in, to and under (i) in the case of the Closing Date, all then existing Receivables and all
Receivables Property with respect thereto and (ii) in the case of each such date of creation (but only so long as the Termination Date has not occurred with respect to such Seller), all such newly created Receivables and all Receivables
Property with respect thereto shall be immediately and automatically sold, assigned, transferred and conveyed to the Buyer pursuant to Section 2.01(a)
above without any further action by such Seller or any other Person. If any
Seller shall not have received payment from the Buyer of the Purchase Price for any Purchased Receivable and the related Receivables Property on the Purchase
Date therefor in accordance with the terms of and by the time specified in
Section 2.02(c) (a "Non-Payment Event"), whether or not the conditions set forth in Article III have been fulfilled, such Purchased Receivable and the
Receivables Property with respect thereto shall, upon receipt of notice from such Seller of such failure to receive payment (which notice shall be provided only on the applicable Purchase Date and may not be delivered at any time thereafter), immediately and automatically be sold, assigned, transferred and reconveyed by the Buyer to such Seller without any further action by the Buyer or any other Person.

         (c) It is the intention of the parties hereto that each Purchase of
Receivables made hereunder shall be treated as a purchase by the Buyer and a sale by the applicable Seller of such Receivables and the Receivables Property with respect thereto, which sales are absolute and

irrevocable and provide the Buyer with the full benefits of ownership of the
Receivables. Each sale of Receivables hereunder is made without recourse to the applicable Seller; provided, however, that (i) each Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of any Seller or any other Person arising in connection with the Receivables or Receivables Property or any other obligations of any Seller.

         (d) In connection with the foregoing sale, each Seller hereby authorizes Buyer and its assigns to record and file from time to time, at such
Seller's expense, a financing statement or statements with respect to (i) the
Receivables sold or to be sold by such Seller hereunder and (ii) the Receivables
Property with respect thereto, in each case meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Buyer created hereby under the UCC against all creditors of such Seller. In addition, each Seller agrees that from time to time, at its expense, it will promptly, upon request, execute and deliver all further instruments and documents, and take all further actions that the Buyer or the Administrative Agent may reasonably request, in order to perfect, protect or more fully evidence the purchase by the Buyer of the
Receivables and the Receivables Property with respect thereto, an interest in which may be perfected by filing a financing statement under the UCC. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than a loan secured by such Receivables, each Seller agrees, at its own expense, on or prior to the
Closing Date, to (i) indicate clearly and unambiguously in its computer files that all Receivables and all Receivables Property with respect thereto have been or will be conveyed to the Buyer pursuant to this Agreement and (ii) note in its accounting records that the Receivables have been sold to the Buyer.

         SECTION 2.02. Payment for the Purchases. (a) The Purchase Price for
each Purchase from a Seller shall be payable in full by the Buyer to such Seller or its designee on each Purchase Date and shall be paid to such Seller in the manner provided in this Article II; provided that for purposes of the Purchase
Date occurring on the Closing Date, the Purchase Price for the Receivables and
the Receivables Property existing on the Closing Date shall be based on the
Receivables of each Seller existing as of the Cut-Off Date (the "Initial
Effective Date Purchase Price"). On the first Settlement Date occurring after the Closing Date (the "Initial Settlement Date"), each Seller shall determine the Purchase Price for the Receivables and Receivables Property existing on the
Closing Date based on the Receivables existing on the Closing Date (the "Actual
Effective Date Purchase Price"). If the Initial Effective Date Purchase Price
paid by the Buyer on the Closing Date is greater than the Actual Effective Date
Purchase Price with respect to any Seller, such Seller shall pay to the Buyer an amount equal to such excess on the Initial Settlement Date. If the Initial
Effective Date Purchase Price paid by the Buyer on the Closing Date is less than the Actual Effective Date Purchase Price with respect to any Seller, the Buyer shall pay to such Seller an amount equal to such difference on the Initial
Settlement Date by increasing the outstanding principal amount of the
Intercompany Note for the account of such Seller in the amount of the difference.

         (b) Upon the fulfillment of the conditions set forth in Article III, the Purchase Price for Receivables shall be paid or provided for (without duplication) by the Buyer in the

manner provided in Section 2.02(c) below on the date of the initial Purchase from the applicable Seller and on each Purchase Date thereafter until the
Termination Date with respect to such Seller.

         (c) The Purchase Price for Receivables shall be paid by the Buyer on each Purchase Date (including the initial Purchase Date) as follows:

              (i) by netting the amount of any Purchase Price Credits pursuant to Section 2.03 against such Purchase Price;

              (ii) to the extent available for such purpose (as determined by the Buyer), in cash; and

              (iii) by means of an addition to the principal amount of the
    Intercompany Note in an aggregate amount up to the remaining portion of the
    Purchase Price. Any such addition to the principal amount of the
    Intercompany Note shall be allocated among the Sellers (pro rata according to the aggregate Outstanding Balances of the Receivables sold by each
    Seller) by the Seller Agent in accordance with the provisions of this
    Section 2.02(c)(iii) and Section 2.08. The Seller Agent may evidence such additional principal amounts by recording the date and amount thereof on the grid attached to the Intercompany Note; provided, however, that the failure to make any such recordation or any error in such grid shall not adversely affect any Seller's rights.

Notwithstanding the foregoing, the parties hereto agree that an amount of the
Purchase Price payable to Nalco Company equal to $50,000,000 shall be deemed to be a contribution of capital by Nalco Company to the Buyer and the balance of the Purchase Price shall be paid or provided for as set forth above in this
Section 2.02(c).

         (d) The Seller Agent shall be responsible, in accordance with Section
2.02(a), for allocating among the Sellers the payment of the Purchase Price for
Receivables and any amounts netted therefrom pursuant to Section 2.02(c)(i) or credited to the Seller Agent pursuant to Section 2.02(c)(ii) or in the form of cash to be paid pursuant to Sections 2.02(c)(ii) or in the form of an addition to the principal amount of the Intercompany Note pursuant to Section
2.02(c)(iii). All amounts payable by the Buyer in respect of the Purchase Price of Receivables shall be paid by the Buyer to an account of the Seller Agent for allocation by the Seller Agent to the respective Sellers (ratably in accordance with the portion of such Purchase Price owing to each). Each of the Sellers hereby appoints the Seller Agent as its agent for purposes of receiving such payments, making such allocations and taking any other actions hereunder on its behalf and hereby authorizes the Buyer to make all payments due to such Seller directly to, or as directed by, the Seller Agent. The Seller Agent hereby accepts and agrees to such appointment. Any such payment by the Buyer to or at the direction of the Seller Agent shall constitute a full and complete discharge of the Buyer's liability for the amounts so paid, whether or not the proceeds of such payment are properly distributed by the Seller Agent to the applicable
Seller for whose account such payment was made.

         (e) Prior to the date on which the Collection Agent must prepare and deliver any report pursuant to Section 2.11 of the Receivables Transfer
Agreement, each Seller and the

Buyer will make available to the Collection Agent all information necessary for the preparation of such report including, without limitation, (i) information regarding all Purchases and Purchase Price Credits occurring during the calendar month (or week or day, as applicable) to be covered in such report, (ii) the aggregate original Outstanding Balance of the Receivables sold by such Seller during such calendar month (or week or day, if applicable), the aggregate
Purchase Price for such Receivables sold by such Seller and the components of payment as provided in Section 2.02(c) above and in connection therewith, the
Buyer and such Seller shall, after giving effect to the application of payments provided in Sections 2.02(c) and 2.04(b) in respect of such calendar month (or week or day, if applicable) reconcile the amounts owed to each other in respect of that period as provided in Section 2.04(c).

         SECTION 2.03. Purchase Price Credit Adjustments. If on any day (i) any
Receivable originated by a Seller becomes a Diluted Receivable, or (ii) any of the representations or warranties set forth in this Agreement is not true with respect to any Purchased Receivable or the Buyer's interest therein, then, in such event, the Buyer shall be entitled to a credit (a "Purchase Price Credit")
against the Purchase Price otherwise payable to such Seller hereunder in respect of thereafter created Purchased Receivables equal to the full amount of such
Diluted Receivable (in the case of clause (i) above) or equal to the Outstanding
Balance of the applicable Purchased Receivable (in the case of clause (ii)
above); provided that no Purchase Price Credit shall be granted or paid by a
Seller in the case of clause (ii) above unless requested by the Buyer (which request must be made within six (6) months following the date the Buyer receives notice of such breach from the applicable Seller). If the aggregate Purchase
Price Credits in respect of any Seller exceeds the Purchase Price in respect of the Receivables of such Seller payable on any Purchase Date, or if the
Termination Date has occurred, then such Seller agrees to pay the remaining amount of such Purchase Price Credit to the Buyer in cash on or prior to the first Settlement Date to occur after the date on which such Purchase Price
Credit arises. Simultaneously with the granting or payment of any Purchase Price
Credit by any Seller in respect of a Purchased Receivable under clause (ii)
above, such Purchased Receivable and the Receivables Property with respect thereto shall immediately and automatically be sold, assigned, transferred and reconveyed (without recourse) by the Buyer to such Seller without any further action by the Buyer or any other Person.

         SECTION 2.04. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof by no later than 12:00 noon (New York time) on the day when due in immediately available funds to the account of the Seller
Agent designated from time to time by the Seller Agent or as otherwise directed by the Seller Agent. All amounts to be paid or deposited by any Seller hereunder shall be paid or deposited in accordance with the terms hereof by no later than
11:00 A.M. (New York time) on the day when due in immediately available funds to the account of the Buyer designated from time to time by the Buyer or as otherwise directed by the Buyer. All payments hereunder shall be made solely in
Dollars unless otherwise specified herein. In the event that any payment owed by any Person hereunder becomes due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment. Each Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by such Seller when due, at an interest rate equal to 2.0% per annum above the Base
Rate, payable on demand. The Buyer shall, to the extent permitted by law, pay interest on any amount not paid or deposited by

the Buyer when due hereunder at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand provided, however, that any payments to be made by the Buyer in respect of the foregoing shall be made solely from funds available to the Buyer which are not otherwise required to be applied or set-aside for the payment of any obligations of the Buyer under the Receivables
Transfer Agreement, shall be non-recourse other than with respect to such funds and shall not constitute a claim against the Buyer to the extent that insufficient funds exist to make such payment. All computations of interest payable hereunder shall be made on the basis of a year of 365 (or 366, as applicable) days for the actual number of days (including the first but excluding the last day) elapsed.

         (b) Each Seller hereby agrees that the Seller Agent, shall be authorized to receive amounts from the Buyer on behalf of the Sellers hereunder.
All amounts so received shall be applied in the following order of payment during each calendar week and prior to the first Settlement Date to occur after such week:

              (x) first, to pay any amounts payable pursuant to 2.02(c)(ii);

              (y) second, to make payments of interest on, and then principal of the Intercompany Note in accordance with Section 2.07 and the
              Intercompany Note; and

              (z) third, in such manner as the Buyer may specify.

         (c) On each Settlement Date:

              (i) the Seller Agent shall determine the aggregate Purchase Price
    (the "Aggregate Purchase Price") for all Receivables and Receivables
    Property conveyed by the Sellers to the Buyer during the preceding calendar week or, in the case of the Termination Date, during the period from the end of the preceding calendar week to the Termination Date (each such period, a
    "Purchase Settlement Period"); provided, that the final Purchase Settlement
    Period shall commence on the day following the most recently ended Purchase
    Settlement Period and shall end on the Termination Date;

              (ii) if on any Settlement Date, the Aggregate Purchase Price for
    the related Purchase Settlement Period minus the aggregate amount of
    Purchase Price Credits for such Purchase Settlement Period (such difference, the "Modified Aggregate Purchase Price") exceeds the amount of Collections and other cash payments received by the Seller Agent on behalf of the
    Sellers as provided herein for such Purchase Settlement Period (such amount, the "Cash Payments"), the Seller Agent shall, subject to the terms of this
    Agreement and to the extent it has not already done so, record the increase in the principal amount outstanding under the Intercompany Note up to the amount of such excess, and if any excess remains after giving effect to the increase in the principal amount of the Intercompany Note, the Sellers may declare the Termination Date to have occurred with respect to all Sellers by delivering notice to that effect to the Buyer and the Administrative Agent;

              (iii) if on any Settlement Date, the Cash Payments for the related
    Purchase Settlement Period exceed the Modified Aggregate Purchase Price for such

                                       10

    Purchase Settlement Period, the Seller Agent shall, subject to the terms of this Agreement, record the application of that excess, (x) first, to the payment of unpaid and accrued interest on the Intercompany Note, as applicable, (y) second, as a reduction in the principal amount of the
    Intercompany Note, as applicable, and, (z) third, in such other manner as the Buyer may specify.

         SECTION 2.05. Transfer of Records. (a) In connection with the Purchases of Receivables hereunder, each Seller hereby sells, transfers, assigns and otherwise conveys to the Buyer all of such Seller's right and title to and interest in all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to the Receivables
(collectively, the "Records"), without the need for any further documentation in connection with any Purchase hereunder. In connection with such transfer, each
Seller hereby grants to each of the Buyer and its assigns and the Collection
Agent an irrevocable, non-exclusive license (subject to the restrictions contained in any license with respect thereto) to use, without royalty or payment of any kind, all computer software and programs used by such Seller to account for the Receivables, to the extent necessary or desirable to administer or service the Receivables, whether such software and programs are owned by such
Seller or are owned by others and used by such Seller under license agreements with respect thereto; provided, that should the consent of any licensor of such
Seller to such grant of the license described herein be required, such Seller hereby agrees that upon the request of the Buyer or the Collection Agent to use its best efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall not terminate until the date on which all Purchased Receivables have been collected or written off. To the extent that direct on-line access by the Buyer or the Collection Agent to the computer programs and software subject to license agreements would require additional payments for access thereto by the Buyer or the Collection Agent or is prohibited by such license agreements and Nalco Company is no longer the
Collection Agent, such Seller hereby agrees to download, prepare and distribute, promptly and effectively, all data relating to the Receivables in usable form as reasonably requested by the Buyer and/or the Collection Agent from time to time.
If any Seller fails to produce such data in a prompt and effective manner, the
Buyer and the Collection Agent may have access to programs and software to create such records, then such Seller shall incur and pay such additional license costs and expenses with respect to the granting of such access. In recognition of needs of the Sellers to have access to the Records which have been transferred to the Buyer hereunder, whether as a result of its continuing business relationship with any Obligor for Purchased Receivables or as a result of its responsibilities as a Collection Agent or Sub-Collection Agent, the Buyer
hereby grants to each Seller an irrevocable license to access the Records transferred by such Seller to the Buyer and to access any such transferred computer software and programs in connection with any activity arising in the ordinary course of such Seller's business or in performance of such Seller's duties as a Collection Agent or Sub-Collection Agent, provided, however, that none of the Sellers shall disrupt or otherwise interfere with the Buyer's or the
Collection Agent's use of and access to the Records and its computer software and programs during such license period.

         (b) Each Seller shall take such action requested by the Buyer and/or any of the Buyer's assignees, from time to time hereafter, that may be necessary to ensure that the Buyer and its assigns have an enforceable ownership interest in the Records relating to the Purchased Receivables purchased from such Seller hereunder.

                                       11

         SECTION 2.06. Characterization; Grant of Security Interest. If,
notwithstanding the intention of the parties expressed in Section 2.01(c), the conveyance by any Seller to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, this Agreement shall constitute a security agreement under applicable law. For this purpose, each Seller hereby grants to the Buyer a security interest in all of such Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under all
Receivables and the Receivables Property with respect thereto, which security interest shall secure all obligations of such Seller hereunder. After any
Termination Event, the Buyer and its assignees shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies against the Sellers provided to a secured party after default in a transaction which is a sale of accounts under the UCC and other applicable Law, which rights and remedies shall be cumulative.

         SECTION 2.07. No Repurchase. Except to the extent expressly set forth herein, no Seller shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Buyer any Purchased Receivables or to rescind or otherwise retroactively affect any Purchase of any Purchased
Receivable after it is sold to the Buyer hereunder.

         SECTION 2.08. Intercompany Note. (a) On the date of the initial
Purchase, the Buyer shall issue to the Seller Agent, for the account of the
Sellers as their respective interests may appear, a note substantially in the form of Exhibit B (as amended, supplemented or otherwise modified from time to time, the "Intercompany Note"). The aggregate principal amount of the
Intercompany Note at any time shall be equal to the difference between (i) the aggregate principal amount on the issuance thereof and each addition to the principal amount of the Intercompany Note with respect to each Seller pursuant to the terms of Section 2.02(c)(iii) and Section 2.04 as of such time, minus
(ii) the aggregate amount of all payments made in respect of the principal of the Intercompany Note as of such time. All payments made in respect of the
Intercompany Note shall be allocated, first, to pay accrued and unpaid interest thereon, and second, to pay the outstanding principal amount thereof. Interest on the outstanding principal amount of the Intercompany Note shall accrue at a rate per annum equal to the Base Rate in effect from time to time from and including the date of the initial Purchase to but excluding the last day of each
Purchase Settlement Period and shall, subject to the terms and conditions hereof and thereof, be paid (x) on each Settlement Date with respect to the principal amount of the Intercompany Note outstanding from time to time during the
Purchase Settlement Period immediately preceding such Settlement Date (but only to the extent the Buyer has funds available to make such payment) and/or (y) on the maturity date thereof; provided, however, that, to the maximum extent permitted by law, accrued interest on the Intercompany Note which is not so paid shall be added, at the request of the Seller Agent, to the principal amount of the Intercompany Note. Upon receipt of any such payment, the Seller Agent shall distribute such payment to the Sellers ratably based on their respective interests in the Intercompany Note as described in Section 2.08(b). Principal of the Intercompany Note not paid or prepaid pursuant to the terms thereof shall be payable on the maturity date thereof. Notwithstanding anything to the contrary contained in this Agreement, any payments to be made by the Buyer in respect of the Intercompany Note shall be made solely from funds available to the Buyer which are not otherwise required to be applied or set-aside for the payment of any obligations of the Buyer under the Receivables Transfer Agreement, shall be non-recourse other than with respect to such

                                       12

funds and shall not constitute a claim against the Buyer to the extent that insufficient funds exist to make such payment.

         (b) Each addition to the principal amount of the Intercompany Note on any Purchase Date pursuant to Section 2.02(c) above (including on the date of the initial Purchase hereunder) shall be allocated among the Sellers by the
Seller Agent ratably in proportion to the Purchase Price owing to each on such
Purchase Date.

         (c) Anything herein to the contrary notwithstanding, the Buyer may not make any payment of any Purchase Price on any Purchase Date by increasing the aggregate principal amount of the Intercompany Note outstanding unless the aggregate principal amount of the Intercompany Note outstanding on such Purchase
Date (after giving effect to all repayments thereof on or before such Purchase
Date) would not exceed 25% of the aggregate Outstanding Balance of the Purchased
Receivables on such Purchase Date.

         SECTION 2.09. Certain Allocations. Each Seller and the Buyer hereby agree that, unless otherwise required by applicable Law or unless an Obligor designates that a payment be applied to a specific Receivable, all Collections from an Obligor shall be applied to the oldest Receivables (whether or not such
Receivables are Purchased Receivables) of such Obligor.

                      ARTICLE III. CONDITIONS OF PURCHASES

         SECTION 3.01. Conditions Precedent to Initial Purchase from the
Sellers. The Buyer's obligation to pay the Purchase Price for the initial
Purchase of Receivables from the Sellers hereunder is subject to the conditions precedent that the Buyer shall have received on or before the date of such
Purchase all of the instruments, documents, agreements and opinions specified in
Section 4.1 of the Receivables Transfer Agreement, each (unless otherwise indicated therein) dated such date, in form and substance satisfactory to the
Buyer.

         SECTION 3.02. Conditions Precedent to All Purchases. The Buyer's
obligation to pay for any Purchase (including the initial Purchase) hereunder shall be subject to the further conditions precedent that:

         (a) each Seller shall have delivered to the Buyer such information concerning such Receivables as may reasonably be requested by the Buyer; and

         (b) on the date of such Purchase the following statements shall be true
    (and each Seller, by accepting the Purchase Price for such Purchase, shall be deemed to have represented and warranted that):

              (i) The representations and warranties contained in Section 4.01 are correct on and as of the most recent Reporting Date as though made on and as of such date;

              (ii) No event has occurred and is continuing, or would result from such Purchase, that constitutes a Termination Event; and

                                       13

              (iii) The "Termination Date" shall not have occurred under (and as defined in) the Receivables Transfer Agreement.

         Notwithstanding the foregoing, unless otherwise specified by the Buyer
(with a copy to the Administrative Agent) in a written notice to the Seller
Agent, each Purchase from a Seller shall occur automatically on each day prior to the Termination Date for such Seller, with the result that the title to all
Receivables and the Related Property with respect thereto shall vest in the
Buyer automatically on the date each such Receivable arises and without any further action of any kind by the Buyer, any Seller, the Seller Agent or the
Collection Agent, whether or not the conditions precedent specified above were in fact satisfied on such date and notwithstanding any delay in making payment of the Purchase Price for such Receivables (but without impairing the Buyer's obligation to pay such Purchase Price in accordance with the terms hereof).

         SECTION 3.03. Condition Precedent to each Seller's Obligations. (a) The obligation of each Seller to sell the Receivables generated by it and existing on the Closing Date to the Buyer is subject to the conditions precedent that such Seller shall have received on or before the date of such sale the following, each (unless otherwise indicated) dated the day of such sale and in form and substance reasonably satisfactory to such Seller:

              (i) Secretary's Certificate. A certificate of the Secretary or an
    Assistant Secretary of the Buyer, dated the date hereof, and certifying (A)
    that attached thereto is a true and complete copy of the certificate of formation and limited liability company agreement of the Buyer, as in effect on the date hereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Seller, of the managers of the Buyer or committees thereof authorizing the execution, delivery and performance of this
    Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate of formation of the Buyer has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to subsection (iii) below and (D) as to the incumbency and specimen signature of each officer executing this Agreement and any other Transaction Documents or any other document delivered in connection herewith or therewith on behalf of the Buyer (on which certificates the Sellers may conclusively rely until such time as the Sellers shall receive from the Buyer a revised certificate with respect to the Buyer meeting the requirements of this subsection (i));

              (ii) Corporate Documents. The certificate of formation, including all amendments thereto, of the Buyer, certified as of a recent date by the
    Secretary of State of the State of Delaware;

              (iii) Good Standing Certificates. Certificates of compliance, of status or of good standing for the Buyer, dated as of a recent date, from the Secretary of State of the State of Delaware;

                                       14

              (iv) Consents, Licenses, Approvals, Etc. A Certificate dated the date hereof of the President or a Vice President of the Buyer either (A)
    attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Buyer of this
    Agreement and the validity and enforceability of this Agreement against the
    Buyer, and such consents, licenses and approvals shall be in full force and effect or (B) stating that no such consents, licenses or approvals are so required; and

              (v) No Litigation. Confirmation that there is no pending or, to its knowledge after due inquiry, threatened action or proceeding in writing affecting the Buyer before any Official Body that could reasonably be expected to have a material impairment of the ability of the Buyer to perform its obligations under the Transaction Documents.

         (b) The obligation of each Seller to sell any Receivable generated by it on any date (including on the Closing Date) shall be subject to the further conditions precedent that on such date no voluntary or involuntary case or proceeding is pending against such Seller or the Buyer under the United States
Bankruptcy Code.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Sellers. Each
Seller represents and warrants with respect to such Seller as follows:

         (a) Such Seller is a corporation or limited partnership duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and is duly qualified to do business, and is in good standing as a foreign corporation or limited partnership, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify could not reasonably be expected to have a Material
    Adverse Effect.

         (b) The execution, delivery and performance by such Seller of the
    Transaction Documents to which it is a party, including such Seller's sale of Receivables hereunder and such Seller's use of the proceeds of Purchases,
    (i) are within such Seller's corporate or limited partnership powers, (ii)
    have been duly authorized by all necessary corporate or limited partnership action and (iii) will not (A) violate (1) such Seller's certificate of incorporation or by-laws or certificate of formation or limited partnership agreement (as applicable), (2) any Law applicable to such Seller, except to the extent such violation could not reasonably be expected to have a
    Material Adverse Effect or (3) any provision of any material indenture, certificate of designation for preferred stock, agreement or other instrument to which such Seller is a party or by which it or any of its property is or may be bound or (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation of any right or acceleration of any payment obligations under any such material indenture, certificate of designation for preferred stock, agreement or other instrument and (iv) do not result in or require the creation of any Adverse
    Claim upon or

                                       15

    with respect to any of its properties (except as created pursuant to the
    Transaction Documents).

         (c) No authorization or approval or other action by, and no notice to or filing with, any Official Body is required for the due execution, delivery and performance by such Seller of the Transaction Documents to which it is a party or any other document to be delivered by it thereunder, except for (i) the filing of the financing statements referred to in Section
    4.1 of the Receivables Transfer Agreement (which financing statements shall have been delivered to the Administrative Agent prior to the Closing Date)
    and (ii) such as have been obtained or made and are in full force and effect.

         (d) Each of the Transaction Documents to which such Seller is a party has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such
    Seller in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally, (ii) general principles of equity
    (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

         (e) Since December 31, 2003, no Material Adverse Effect has occurred.

         (f) Except as set forth on Schedule II, (i) as of the initial Purchase
    Date, there are no actions, suits or proceedings at law or in equity or by or before any Official Body or in arbitration now pending or, to the actual knowledge of a Responsible Officer of such Seller, threatened in writing against or affecting such Seller or any of its business, property or rights and (ii) as of each Reporting Date, there are no actions, suits or proceedings at law or in equity or by or before any Official Body or in arbitration or, to the actual knowledge of a Responsible Officer of such
    Seller, threatened in writing against or affecting such Seller or any of its business, property or rights, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (g) No proceeds of any Purchase will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying,
    "margin stock" within the meaning of Regulation T, U or X promulgated by the
    Board of Governors of the Federal Reserve System from time to time.

         (h) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (i) Immediately prior to each Purchase of Receivables from such Seller hereunder, such Seller will be the owner of such Receivables and all
    Receivables Property with respect thereto, free and clear of any Adverse
    Claim. Upon each Purchase, the Buyer shall have acquired a valid and perfected ownership interest in each Receivable now existing or hereafter arising and in the Receivables Property with respect thereto, in each case free and clear of any Adverse Claim (other than Adverse Claims created by the Buyer or its assigns).

                                       16

         (j) Each report delivered pursuant to Section 2.11 of the Receivables
    Transfer Agreement (if prepared by any Seller or any of their respective
    Affiliates, or to the extent that information contained therein is supplied by any Seller or an Affiliate), information, exhibit, document, book, record or report furnished in writing at any time by or on behalf of any Seller in connection with the Transaction Documents is accurate in all material respects as of its date or (except as otherwise disclosed to the Buyer at such time) as of the date so furnished.

         (k) Such Seller is located in its jurisdiction of incorporation or organization specified in Exhibit C for the purposes of Section 9-307 of the
    UCC as in effect in the State of New York.

         (l) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts, are as specified in Exhibit A
    (as the same may be updated from time to time pursuant to Section 5.01(g)).

         (m) In the past five (5) years, such Seller has not used any corporate name, tradename or doing-business-as name other than the name in which it has executed this Agreement and the other names listed on Exhibit C. Such
    Seller's Federal Employer Identification Number and, if organized in a jurisdiction other than Delaware, its organizational identification number is as set forth on Exhibit C.

         (n) Such Seller is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

         (o) (i) The fair value of the assets of such Seller, at a fair valuation, exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Seller; (ii) the present fair saleable value of the property of such Seller is greater than the amount that will be required to pay the probable liability of such Seller on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Seller will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and
    (iv) such Seller does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

         (p) Each Receivable treated as or represented by such Seller to be an
    Eligible Receivable as of any Purchase Date was an Eligible Receivable on
    such date.

         (q) All Obligors with respect to Receivables sold by such Seller hereunder have been instructed to remit all their payments in respect of
    Receivables directly to a Lock-Box Account.

         (r) The transfers of Receivables by such Seller to the Buyer pursuant to this Agreement, and all other transactions between such Seller and the
    Buyer, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of such Seller.

                                       17

         (s) Each Seller and its ERISA Affiliates are in compliance with the applicable provisions of ERISA and the provisions of the Code relating to
    Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. No Reportable
    Event has occurred during the past five years as to which such Seller or any
    ERISA Affiliate was required to file a report with the Pension Benefit
    Guaranty Corporation, other than reports that have been filed and reports the failure of which to file could not reasonably be expected to have a
    Material Adverse Effect. As of the Closing Date, the present value of all benefit liabilities under each Plan of such Seller and the ERISA Affiliates
    (based on those assumptions used to fund such Plan), did not as of the last annual valuation date applicable thereto for which a valuation is available, exceed the value of the assets of such Plan by an amount that could reasonably be expected to have a Material Adverse Effect and the present value of all benefit liabilities of all underfunded Plans (on a termination basis and based on those assumptions used to fund each such Plan), did not as of the last annual valuation dates applicable thereto for which valuations are available, exceed the value of the assets of all such underfunded Plans by an amount that could reasonably be expected to have a
    Material Adverse Effect. None of such Seller and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to have a Material Adverse Effect. None of such Seller and the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any
    Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or could reasonably be expected to have, through increases in the contributions required to be made to such Plan or otherwise, a Material Adverse Effect.

         (t) No event has occurred and is continuing and no condition exists which constitutes a Termination Event.

         (u) Except as set forth on Schedule III, such Seller has filed or caused to be filed all material tax returns and has paid or caused to be paid or made adequate provision for all material taxes due and payable by it and all material assessments received by it except to the extent that non-payment: (i) is being contested in good faith; or (ii) could not reasonably be expected to result in a Material Adverse Effect.

         (v) The assignment of each Receivable and the related Receivables
    Property the subject of any Purchase on the related Purchase Date and the fulfillment of the terms hereof will not violate any applicable Law or any material contractual obligation by which such Seller or any of its property may be bound.

         (w) Such Seller has performed and complied in all respects with the terms of the Contract relating to each Purchased Receivable that is treated as or represented by such Seller or any of its Affiliates to be an Eligible
    Receivable, except to the extent that such failure to comply could not reasonably be expected to have a Material Adverse Effect.

                                       18

         (x) Such Seller and the Collection Agent have the capability: (i) at any given time to identify each individual Purchased Receivable and (ii) to track Collections in respect of each such Receivable and each of the
    Receivables that have been or will be sold by such Seller to the Buyer in accordance herewith.

         (y) Such Seller has complied in all material respects with its Credit and Collection Policy in regard to each Purchased Receivable that is treated as or represented by such Seller to be an Eligible Receivable.

         SECTION 4.02. Representations and Warranties of the Buyer. The Buyer
represents and warrants as follows:

         (a) The Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Buyer Material
Adverse Effect.

         (b) The execution, delivery and performance by the Buyer of this
Agreement (i) have been duly authorized by all necessary limited liability company action and (ii) will not (A) violate (1) the Buyer's certificate of formation or limited liability company agreement, (2) any Law applicable to the
Buyer or (3) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Buyer is a party or by which it or any of its property is or may be bound or (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation of a material right or acceleration of any material payment obligations under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (ii) or this Section 4.02(b), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Buyer.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Buyer of this Agreement, except (i) such as have been obtained or made and are in full force and effect and (ii) for such authorizations, approvals or actions the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect.

         (d) This Agreement, when executed and delivered by the Buyer, will be the legal, valid and binding obligations of the Buyer, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii)
implied covenants of good faith and fair dealing.

                                       19

         (e) There are no actions, suits or proceedings at law or in equity or by or before any Official Body or in arbitration now pending or, to the actual knowledge of a Responsible Officer of the Buyer, threatened in writing against or affecting the Buyer or any of its business, property or rights, which could reasonably be expected to have a Material Adverse Effect.

                              ARTICLE V. COVENANTS

         SECTION 5.01. Covenants of the Sellers. From the date hereof until the first day following the Termination Date on which all of the Purchased
Receivables are either collected in full or are written off in accordance with the Credit and Collection Policy, each Seller covenants and agrees as follows:

         (a) Compliance with Laws, Etc. Such Seller will comply in all respects with all applicable Laws and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such Laws or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges could not reasonably be expected to have a Material Adverse Effect.

         (b) Offices, Records and Books of Account. Such Seller will keep the office where it keeps its records concerning the Purchased Receivables at
    (i) the address of such Seller specified on Schedule I as of the date of this Agreement or (ii) upon 30 days' prior written notice to the Buyer, at any other locations in jurisdictions where all actions reasonably requested by the Buyer to protect and perfect the Buyer's interest in the Purchased
    Receivables have been taken and completed. Such Seller also will maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records evidencing Purchased Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all
    Purchased Receivables (including, without limitation, records adequate to permit the daily identification of each Purchased Receivable and all
    Collections of and adjustments to each existing Purchased Receivable).

         (c) Performance and Compliance with Contracts and Credit and Collection
    Policy. Such Seller will, at its expense, (i) timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased
    Receivables in the same manner as if this Agreement did not exist, and (ii)
    timely and fully comply with the Credit and Collection Policy in regard to the Purchased Receivables and the related Contracts.

         (d) Sales, Liens, Etc. Such Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable, Related Security, related Contract or Collections, or upon or with respect to any Lock-Box
    Account or the Concentration Account, or assign any right to receive income in respect thereof.

                                       20

         (e) Extension or Amendment of Receivables and Contracts. Such Seller
    will not extend, amend or otherwise modify the terms of any Purchased
    Receivable or amend, modify or waive any term or condition of any Contract related thereto in a manner that would contravene the Credit and Collection
    Policy.

         (f) Change in Business or Credit and Collection Policy. Such Seller
    will not (i) make any material change in the Credit and Collection Policy without the prior written consent of the Buyer or (ii) make any change in the character of its business which could reasonably be expected to have a
    Material Adverse Effect. Such Seller will promptly notify the Buyer, the
    Administrative Agent and each Funding Agent in writing of any material change in the character of its business or its Credit and Collection Policy.

         (g) Change in Payment Instructions to Obligors. Such Seller will not add or terminate any Lock-Box Account from those listed in Exhibit A to this
    Agreement, or make any change in its instructions to Obligors regarding payments to be made in respect of the Receivables or payments to be made to the Lock-Box Accounts, unless the Buyer shall have received thirty (30)
    days' prior written notice of such addition, termination or change
    (including an updated Exhibit A) and a fully executed Lock-Box Agreement with respect to each new Lock-Box Account.

         (h) Deposits to Lock-Box Accounts. Such Seller will instruct, or has instructed, all Obligors to remit all their payments in respect of the
    Receivables into a Lock-Box Account (either directly by wire transfer or electronic funds transfer or by check mailed to a lock-box maintained by the relevant Lock-Box Bank). If such Seller shall receive any Collections directly, such Seller shall remit such Collections to a Lock-Box Account no less frequently than once per calendar week; provided that if at any time the aggregate amount of Collections in the possession of the Sellers, the
    Buyer and the Collection Agent exceeds $500,000, then the Sellers shall remit Collections to a Lock-Box Account no later than the next Business Day.
    Such Seller shall use commercially reasonable efforts to prevent funds which do not constitute Collections of Receivables from being deposited into any
    Lock-Box Account.

         (i) Audits. Such Seller will, from time to time during regular business hours as requested by the Buyer or its assigns upon reasonable prior notice and at such Seller's expense, permit the Buyer, or its agents, representatives or assigns (including independent public accountants), (i)
    to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of such Seller, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller relating to Receivables and the Receivables Property, including, without limitation, the Contracts, and
    (iii) to visit the offices and properties of such Seller for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Receivables and the Receivables Property or such
    Seller's performance under the Transaction Documents or under the Contracts with any of the officers or employees of such Seller having knowledge of such matters.

                                       21

         (j) Further Assurances; Change in Name or Jurisdiction of Origination,
    etc. (i) Such Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or its assignee may reasonably request, to perfect, protect or more fully evidence the Buyer's ownership of the Purchased Receivables, or to enable the Buyer or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, such Seller will, upon the request of the Buyer or its assignee, (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable or that the Buyer or its assignee may reasonably request to perfect, protect or evidence the Buyer's ownership of such Receivables; and (B) following the occurrence of a Termination Event, deliver to the Buyer copies of the invoices evidencing the Purchased Receivables (which delivery may be made in electronic form).

              (ii) Such Seller authorizes the Buyer or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables and the Related Security, the related
    Contracts and the Collections with respect thereto without the signature of such Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

              (iii) Such Seller shall not change its jurisdiction of
    organization unless (i) the Buyer shall have received at least ten (10) days advance written notice of such change and all action by such Seller necessary or appropriate to perfect or maintain the perfection of the
    Buyer's interest in the Receivables and Receivable Property (including, without limitation, the filing of all financing statements and the taking of such other action as the Buyer may request in connection with such change)
    shall have been duly taken and (ii) the new jurisdiction of organization is a State within the United States of America.

              (iv) Such Seller will not change its name, identity or corporate structure or tax identification number or the office at which any records relating to the Receivables are maintained unless the Buyer shall have received at least ten (10) days advance written notice of such change or relocation and all action by such Seller necessary or appropriate to perfect or maintain the perfection of the Buyer's interest in the Receivables
    (including, without limitation, the filing of all financing statements and the taking of such other action as the Buyer may request in connection with such change or relocation) shall have been duly taken.

         (k) Reporting Requirements. Such Seller will provide or cause to be provided to the Buyer the following:

              (i) promptly upon the occurrence of each Termination Event or
    Incipient Termination Event that relates to such Seller, a statement of a financial officer of such Seller setting forth details of such Termination
    Event or Incipient Termination Event and the action that such Seller has taken and proposes to take with respect thereto;

                                       22

              (ii) promptly after a Responsible Officer of such Seller obtains actual knowledge thereof, notice of the occurrence thereof any event or condition that has had, or could reasonably by expected to have, a Material
    Adverse Effect; and

              (iii) such other information respecting the Purchased Receivables as the Buyer may from time to time reasonably request.

         (l) Separate Conduct of Business. Such Seller shall not take any action that is inconsistent with Section 5.1(o) of the Receivables Transfer
    Agreement.

         (m) Taxes. Such Seller will pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and such Seller shall have set aside on its books reserves in accordance with
    GAAP with respect thereto and such contest effectively suspends collection of the contested obligation and the enforcement of any Adverse Claim securing such obligation.

         (n) Treatment as Sales. Except to the extent otherwise required under
    GAAP, such Seller shall not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than as a sale and absolute conveyance of Receivables by such Seller to the Buyer (except that, in accordance with applicable tax principles, each Purchase may be ignored for tax reporting purposes).

                    ARTICLE VI. ADMINISTRATION AND COLLECTION

         SECTION 6.01. Designation of Collection Agent. Consistent with the
Buyer's ownership interest in the Purchased Receivables, each Seller acknowledges and agrees that the servicing, administration and collection of the
Purchased Receivables shall be the responsibility and right of the Buyer and its assigns. The Buyer has advised the Sellers that (i) the Buyer has sold an undivided ownership interest in the Purchased Receivables and the Receivables
Property to the Administrative Agent, for the benefit of the Transferees under the Receivables Transfer Agreement and (ii) the servicing, administration and collection of the Purchased Receivables and the Receivables Property shall be conducted by the Person designated as the Collection Agent pursuant to the
Receivables Transfer Agreement from time to time. Pursuant to the Receivables
Transfer Agreement, (i) the Buyer has requested Nalco Company to, and Nalco
Company has agreed that it will, act as the initial Collection Agent and (ii)
Nalco Company has appointed each Seller to act as its Sub-Collection Agent with respect to the Receivables and the Receivables Property originated by such
Seller and each Seller has accepted such appointment.

                                       23

         SECTION 6.02. Certain Rights of the Buyer. (a) The Buyer may, at any
time, give notice of ownership and/or direct the Obligors of Purchased
Receivables and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Purchased Receivable shall be made directly to the Buyer or its designee. Each Seller hereby transfers to the Buyer
(and its assigns and designees) the exclusive ownership and control of the
Lock-Box Accounts and each Seller shall take any further action that the Buyer may reasonably request to effect or further evidence such transfer.

         (b) At any time following the occurrence and during the continuation of a Termination Event:

              (i) Each Seller shall, upon the Buyer's request and at such
    Seller's expense, give notice of the Buyer's ownership to each Obligor of
    Purchased Receivables and direct that payments of all amounts payable under the Purchased Receivables be made directly to the Buyer or its designee.

              (ii) At the Buyer's request and at the expense of the respective
    Sellers, each Seller shall (A) assemble all of the Records, and shall make the same available to the Buyer or its designee at a place selected by the
    Buyer or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of
    Receivables in a manner acceptable to the Buyer and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Buyer or its designee. The Buyer shall also have the right to make copies of all such documents, instruments and other records at any time.

         (c) Each Seller authorizes the Buyer or its designee and hereby irrevocably appoints the Buyer or its designee as its attorney-in-fact coupled with an interest, with full power of substitution and with full authority in place of such Seller, following the occurrence and during the continuation of a
Termination Event, to take any and all steps in such Seller's name and on behalf of such Seller, that are necessary or desirable, in the determination of the
Buyer, to collect amounts due under the Purchased Receivables, including, without limitation, (i) endorsing such Seller's name on checks and other instruments representing Collections of Purchased Receivables and enforcing the
Purchased Receivables and the Related Security and related Contracts and (ii)
enforcing the Receivables and the Related Security including to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with therewith and to file any claims or take any action or institute any proceedings that the Buyer
(or such designee) may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of, or to perform any obligations or enforce any rights of such Seller in respect of, the
Receivables and the Related Security.

         SECTION 6.03. Rights and Remedies. (a) If any Seller fails to perform any of its obligations under this Agreement, the Buyer may (but shall not be required to) cause performance of, such obligation, and the costs and expenses of the Buyer reasonably incurred in connection therewith shall be payable by such Seller.

                                       24

         (b) Each Seller shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Purchased Receivables.

                       ARTICLE VII. EVENTS OF TERMINATION

         SECTION 7.01. Events of Termination. If any of the following events
(each a "Termination Event") shall occur and be continuing:

         (a) any Seller shall fail to make any payment or deposit required to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder and such failure remains unremedied for one Business
Day; or

         (b) any representation, warranty, certification or statement made by any Seller in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made other than any breach of a representation relating to a Receivable that has been repurchased pursuant to Section 2.03 or with respect to which the Buyer has declined to effect such repurchase as provided therein after receipt of notice of such breach; or

         (c) any Seller shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 5.01(d), (f), (g), (h), and (l) of this
Agreement or (ii) any other term, covenant or agreement contained in this
Agreement or any other Transaction Document on its part to be performed or observed and, solely in the case of this clause (ii), such failure shall remain unremedied for ten (10) days after a Responsible Officer of such Seller has actual knowledge or receives written notice thereof; or

         (d) any Event of Bankruptcy shall occur with respect to any Seller; or

         (e) (i) any Seller receives notice or becomes aware that a notice of lien has been filed against such Seller under Section 412(n) of the Code or
Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies or (ii) (A) a Reportable Event or Reportable Events shall have occurred with respect to any Plan or a trustee shall be appointed by a United States district court to administer any Plan, (B) the Pension Benefit Guaranty
Corporation shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (C) any Seller, any Subsidiary of any
Seller or any ERISA Affiliate shall have been notified by the sponsor of a
Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such person does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal
Liability in a timely and appropriate manner, (D) any Seller, any Subsidiary of any Seller or any ERISA Affiliate shall have been notified by the sponsor of a
Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (E) any Seller, any
Subsidiary of any Seller or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code)
involving any Plan or (F) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in

                                       25

clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a
Material Adverse Effect; or

         (f) any "Termination Event" shall occur under the Receivables Transfer
Agreement;

then, and in any such event, the Buyer may, in its discretion, declare the
Termination Date to have occurred with respect to all Sellers or, in the discretion of the Buyer, any Seller affected by such Termination Event, upon notice to such Seller or Sellers; provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice)
described in paragraph (d) of this Section 7.01 with respect to any Seller, the
Termination Date shall occur with respect to such Seller. Upon any such declaration or upon such automatic termination, the Buyer and its assigns shall have, in addition to the rights and remedies which it may have under this
Agreement, all other rights and remedies provided after default under the UCC for a secured party in connection with the sale of accounts and under other applicable law, which rights and remedies shall be cumulative.

                         ARTICLE VIII. INDEMNIFICATION

         SECTION 8.01. Indemnities by the Sellers. Without limiting any other rights that the Buyer and its respective officers, directors, employees, agents and assigns (each, an "Indemnified Party") may have hereunder or under applicable law, each Seller hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities, deficiencies, costs, disbursements and expenses, including, without limitation, interest, penalties, amounts paid in settlement and reasonable attorneys' fees (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, (a) Indemnified
Amounts to the extent such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) any income taxes or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Purchased
Receivables and (c) Indemnified Amounts arising solely from a delay in payment, or default by, an Obligor with respect to any Receivable (other than any delay or default arising out of any discharge, claim, offset or defense of the Obligor to the payment of any Purchased Receivable arising from the actions or omissions of such Seller (including, without limitation, a defense based on such Purchased
Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, but excluding any defense based on a discharge in bankruptcy)):

              (i) any Receivable which such Seller represents to be or treats as an Eligible Receivable but which is not an Eligible Receivable as of the date of such representation or treatment;

              (ii) any other representation or warranty certification, report or other statement made or deemed made by such Seller (or any of its officers or employees) under or in connection with this Agreement or any of the other
    Transaction Documents which shall have been incorrect in any respect when made;

                                       26

              (iii) the failure by such Seller to comply with any applicable Law with respect to any Receivable or the related Contract; or the failure of any Receivable originated by such Seller or the related Contract to conform to any such applicable Law;

              (iv) the failure to vest in the Buyer absolute ownership of each
    Purchased Receivable originated by such Seller and the Related Security and
    Collections in respect thereof, free and clear of any Lien;

              (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any
    Receivables originated by such Seller and the Related Security and
    Collections in respect thereof, whether at the time of any Purchase or at any subsequent time;

              (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Receivable originated by such Seller (including, without limitation, a defense based on such
    Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise, goods or services related to such Receivable or the furnishing or failure to furnish such merchandise, goods or services or relating to any Contract related thereto;

              (vii) any failure of such Seller to perform its duties or
    obligations in accordance with the provisions hereof and each other
    Transaction Document or to perform its duties or obligations under the
    Contracts or to timely and fully comply in all respects with the Credit and
    Collection Policy in regard to each Receivable originated by such Seller and the related Contract;

              (viii) any products liability, environmental or other claim arising out of or in connection with merchandise, goods or services which are the subject of any Receivable originated by such Seller or Related
    Security;

              (ix) the commingling of Collections of Purchased Receivables at any time with other funds;

              (x) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or the use of proceeds of Purchases or in respect of any Receivable originated by such Seller or Related Security or Contract; or

              (xi) the failure by such Seller to pay when due any taxes, including, without limitation, sales, excise or personal property taxes.

         Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Sellers' indemnification obligations pursuant to clauses (ii)
and (vii) of this Article VIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.

                                       27

                            ARTICLE IX. MISCELLANEOUS

         SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any Seller or the Collection
Agent therefrom shall be effective unless in a writing signed by the Buyer
(subject to the provisions of Section 9.07) and, in the case of any amendment, also signed by the Sellers affected thereby, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 9.02. Notices, Etc. Except as provided below, all
communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number specified on Schedule
I hereto or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.02 and confirmation is received, (ii) if given by mail three Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 9.02. Each Seller hereby appoints the
Seller Agent as its agent and irrevocably authorizes the Seller Agent to execute and deliver all notices required hereunder on behalf of the Sellers. Any notice required to be delivered to any Seller hereunder shall be deemed delivered to such Seller if delivered to the Seller Agent in accordance with the terms hereof. The Seller Agent accepts such appointment as agent for the Sellers and agrees to act thereas until the date on which this Agreement has terminated in accordance with its terms. Each Seller agrees not to revoke, modify or withdraw such appointment until terminated pursuant to the preceding sentence..

         SECTION 9.03. Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Sellers, the Collection Agent, the Buyer and their respective successors and assigns; provided, however, that neither the Collection Agent nor any Seller may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Buyer.
The Buyer may assign all or any part of its rights and obligations hereunder (as security for obligations of the Buyer or otherwise) without the consent of the
Collection Agent or any Seller. In connection with any sale or assignment by the
Buyer of all or a portion of the Purchased Receivables, the purchaser or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Buyer under this Agreement (as if such purchaser or assignee, as the case may be, were the Buyer hereunder) subject to the terms of the agreement between the Buyer and such purchaser or assignee, as the case may be.

         (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, when all of the Purchased Receivables are either collected in full or are written off as uncollectible in accordance with the Credit and Collection Policy;

                                       28

provided, however, that rights and remedies with respect to any breach of any representation and warranty made by any Seller pursuant to Article IV and the provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

         SECTION 9.04. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Buyer pursuant to Article VIII hereof, the
Sellers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, (i) the reasonable fees and out-of-pocket expenses of counsel for the Buyer with respect thereto and with respect to advising the
Buyer as to its rights and remedies under this Agreement; (ii) all reasonable fees and expenses associated with any audits and other due diligence conducted prior to or after the Closing Date and (iii) any amendments, waivers or consents under the Transaction Documents. In addition, the Sellers agree to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder.

         (b) In addition, the Sellers agree to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Sellers agree to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 9.05. No Proceedings. Each Seller, in its capacity as a creditor of the Buyer, hereby agrees that it will not institute against, or join any other Person in instituting against, the Buyer any involuntary proceeding of the type referred to in the definition of "Event of Bankruptcy" in the
Receivables Transfer Agreement so long as there shall not have elapsed one year plus one day since the date on which all Aggregate Unpaids are paid in full.

         SECTION 9.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.07. Third Party Beneficiary. Each of the parties hereto hereby acknowledges that the Buyer may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign, or grant security interests in, their rights under this Agreement, and each Seller and the Collection Agent hereby consents to any such assignment and grants. All such assignees and secured parties, shall be third party beneficiaries of, and shall be entitled to enforce the Buyer's rights and remedies under, this Agreement to the same extent as if they were parties hereto, subject to the terms of their agreement with the Buyer. Without limiting the generality of the foregoing, each Seller hereby acknowledges that the Buyer has assigned all of its rights, remedies and powers hereunder to the
Administrative Agent pursuant to the Receivables Transfer Agreement. Each Seller agrees that the Administrative Agent (for the benefit of the Transferees under the Receivables Transfer Agreement) shall, subject to the terms of the
Receivables Transfer Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer's

                                       29

rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Buyer to be given or withheld hereunder) and each Seller agrees to cooperate fully with the
Administrative Agent in the exercise of such rights and remedies. Each Seller further agrees to give to the Administrative Agent copies of all notices and reports it is required to give to the Buyer hereunder. Notwithstanding anything herein to the contrary, (i) no declaration of the Termination Date by the Buyer, and no other amendment, waiver, consent, request or other modification
(including, without limitation, any request pursuant to Section 2.03) made or granted by the Buyer hereunder, shall in any case be effective unless the same shall have been made or granted by, or approved in writing by, the
Administrative Agent (which may make, grant or approve the Termination Date, and which shall, at the direction of the Required APA Banks make, grant or approve the Termination Date) and (ii) no declaration of a Non-Payment Event or the
Termination Date by any Seller or the Seller Agent shall in any case be effective unless notice of such declaration shall have been received by the
Administrative Agent. For the avoidance of doubt, it is understood and agreed that the Administrative Agent's right to deliver notices to Obligors shall be subject to Section 6.3 of the Receivables Transfer Agreement.

         SECTION 9.08. Restriction on Payments; Waiver of Setoff. (a)
Notwithstanding anything in this Agreement or elsewhere to the contrary, each
Seller acknowledges and agrees to the restrictions on payments set forth in, and the other terms of, the Intercompany Note and agrees to be bound thereby to the same extent as if it were the Holder (as defined in the Intercompany Note)
thereunder.

         (b) Except as otherwise provided herein, the obligations and liabilities of the Sellers under this Agreement (collectively, the "Seller
Obligations") shall not be subject to deduction of any kind or type, except by payment in full of the amount thereof in accordance with the terms thereof. Each
Seller hereby waives any right it may now or at any time hereafter have to set-off any Seller Obligation against any obligation of the Buyer (including, without limitation, any obligation of the Buyer under the Intercompany Note or in respect of the payment of the Purchase Price for any Purchased Receivables).

         SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 9.10. Integration; Survival of Termination. This Agreement and
the other Transaction Documents executed by the parties hereto on the date hereof contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superceding all prior oral or written understandings. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9.11. Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or
Federal court

                                       30

sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each of the Sellers and the Buyer consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified herein. Nothing in this Section 9.11 shall affect the right of any party to serve legal process in any manner permitted by law.

         SECTION 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL
PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN
TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED
WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                       31

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER AGENT:                        NALCO COMPANY

                                     By: /s/ Anthony L. Powell
                                        --------------------------------
                                     Name: Anthony L. Powell
                                     Title: Assistant Treasurer

SELLERS:                             NALCO COMPANY

                                     By: /s/ Anthony L. Powell
                                        --------------------------------
                                     Name: Anthony L. Powell
                                     Title: Assistant Treasurer

                                     NALCO ENERGY SERVICES, L.P.

                                     By: /s/ Anthony L. Powell
                                        --------------------------------
                                     Name: Anthony L. Powell
                                     Title: Assistant Treasurer

BUYER:                               NALCO RECEIVABLES LLC

                                     By: /s/ Anthony L. Powell
                                        --------------------------------
                                     Name: Anthony L. Powell
                                     Title: Assistant Treasurer

                                Signature Page to
                         Receivables Purchase Agreement

                                   SCHEDULE I

                                NOTICE ADDRESSES

NALCO COMPANY:
-------------

1601 W. Diehl Road
Naperville, Illinois 60563
Attention:  General Counsel/Anthony Powell
Telecopy:  (630) 305-2840
Telephone:  (630) 305-1554

NALCO ENERGY SERVICES, L.P.:
----------------------------

1601 W. Diehl Road
Naperville, Illinois 60563
Attention:  General Counsel/Anthony Powell
Telecopy:  (630) 305-2840
Telephone:  (630) 305-1554

NALCO RECEIVABLES LLC:
---------------------

1601 W. Diehl Road
Naperville, Illinois 60563
Attention:  General Counsel/Anthony Powell
Telecopy:  (630) 305-2840
Telephone:  (630) 305-1554